UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Superior Energy Services, Inc. is filing this Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2006.
Item 1.01. Entry Into a Material Definitive Agreement
     On July 14, 2006, Coldren Resources LP (“Coldren”) completed the previously announced acquisition from Noble Energy, Inc. (“Noble”) of substantially all of Noble’s offshore Gulf of Mexico shelf assets (the “Noble Acquisition”). After downward adjustments to the purchase price, including those for title defects and properties excluded from the sale as a result of the exercise of preferential rights to purchase, the aggregate purchase price for the Noble assets was approximately $475 million.
     SPN Resources, LLC (“SPN Resources”), a wholly-owned subsidiary of Superior Energy Services, Inc., has acquired a 40% interest in Coldren and has made an initial cash investment of approximately $57.7 million in Coldren in connection with the Noble Acquisition.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     The required financial information relating to the Noble Acquisition will be provided by amendment to this Current Report on Form 8-K/A no later than September 29, 2006.
     (b) Pro Forma Financial Information.
     The required pro forma financial information relating to the Noble Acquisition will be provided by amendment to this Current Report on Form 8-K/A no later than September 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: July 25, 2006